PTC Therapeutics Expands Presence in New Jersey by Securing
State-of-the-Art Biologics Facility
- Facility will support gene therapy production and continued development of pipeline of investigational medicines -

- PTC to gain access to highly-qualified specialists in biologics operations -

SOUTH PLAINFIELD, N.J., Aug. 5, 2019 – PTC Therapeutics, Inc. (NASDAQ: PTCT) today announced it has signed a long-term lease agreement with Bristol-Myers Squibb Company (NYSE: BMY). Under the lease agreement, PTC will gain access to approximately 185,000 square feet of space, including an existing state-of-the-art biologics production facility and supporting research and operations buildings on the BMS Hopewell, N.J. campus. PTC plans to further develop the biologics facility to support gene therapy production and foster innovation and employment in the community. In addition, PTC plans to move its research operations to a newly renovated building on the same campus. These facilities will complement and enhance existing operations at PTC global headquarters in South Plainfield, N.J.

“The Hopewell facility is a vital part of our strategy to develop best-in-class therapeutics for patients with high unmet medical need,” said Stuart W. Peltz, Ph.D., Chief Executive Officer, PTC Therapeutics, Inc. “Obtaining this facility allows PTC to execute on our plans of rapidly advancing our gene therapy pipeline. Access to best-in-class technology and highly qualified biologics operation specialists is key for PTC to meet our goal of becoming a leader in gene therapy.”

The facility is located on an existing BMS property encompassing over a million square feet which BMS is transitioning to a multi-tenant research and development campus. PTC intends to initially dedicate the cGMP suites on the site, which were recently renovated, to produce material to serve multiple pre-clinical and clinical programs, adding to the current pre-clinical production capacity in Bridgewater, N.J. Together with the start-up of the gene therapy development and production operations, PTC plans to relocate and expand its global discovery and research operations to the same site in 2020.

About PTC Therapeutics, Inc.
PTC is a science-led, global biopharmaceutical company focused on the discovery, development and commercialization of clinically-differentiated medicines that provide benefits to patients with rare disorders. PTC's ability to globally commercialize products is the foundation that drives investment in a robust pipeline of transformative medicines and our mission to provide access to best-in-class treatments for patients who have an unmet medical need. To learn more about PTC, please visit us on www.ptcbio.com and follow us on Facebook, on Twitter at @PTCBio, and on LinkedIn.

For More Information:

Investors:
Emily Hill
+1 (908) 912-9327
ehill@ptcbio.com

Media:
Jane Baj
+1 (908) 912-9167
jbaj@ptcbio.com

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including statements regarding: the future expectations, plans and prospects for PTC; expectations with respect to PTC’s gene therapy platform; expectations with respect to the potential financial impact and benefits of the lease agreement for the Hopewell site; PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words "guidance", "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions.
PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: expectations with respect to the potential financial impact or PTC's ability to realize the anticipated benefits of the acquisition of Agilis and its gene therapy platform; expectations with respect to PTC's ability to obtain marketing approval of product candidates acquired from Agilis within the expected time period; PTC’s ability to effectively utilize the Hopewell site, including with respect to the continued development of gene therapy product candidates; PTC’s ability to satisfy its obligations under the terms of the lease agreement for the Hopewell site; PTC's scientific approach and general development progress; and the factors discussed in the "Risk Factors" section of PTC's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors.
As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful, including any gene therapy product candidates.

The forward-looking statements contained herein represent PTC's views only as of the date of this press release and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.